UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2008
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) As previously announced, Akitoshi Kan, a named executive officer of Aflac, retired as chairman of Aflac Japan and Aflac International on June 30, 2008 with full retirement benefits as provided under the terms of his employment agreement and as a participant of the Aflac Incorporated Supplemental Executive Retirement Plan. On August 12, 2008, the Compensation Committee approved additional retirement benefits to include: (1) a one time lump-sum payment in the amount of $286,500 to be paid to Mr. Kan during 2008 following his retirement and (2) commencing January 1, 2009, a monthly benefit of $3,459.65 to be paid to Mr. Kan for the remainder of his life and, should he predecease his spouse, a monthly benefit of $1,729.83 to be paid to his spouse thereafter for the remainder of her life. These additional retirement benefits are being provided to Mr. Kan in recognition of his 28 years of dedicated service to Aflac.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

August 13, 2008	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.) Senior Vice President, Financial Services Chief Accounting Officer